Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Strategic Hotel Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	33-1082757
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

(312) 658-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paula C. Maggio, Secretary

Strategic Hotel Capital, Inc.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

(312) 658-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael L. Zuppone, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

(212) 318-6000

Approximate date of commencement of sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-126314

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $.01 per share	7,793,412 shares	$20.00(2)	$155,868,240	$18,346
Common stock, par value $.01 per share	206,588 shares	$20.00(2)	$4,131,760	$443
Total	8,000,000 shares	$20.00	$160,000,000	$18,789(3)

(1) This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-126314) (the “Prior Registration Statement”), which was declared effective on July 13, 2005. In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($155,868,250), comprised of 7,793,412 shares of Common Stock multiplied by $20.00, is carried forward to this Registration Statement, and 206,588 additional shares of Common Stock, having a proposed maximum aggregate offering price of $4,131,760, are registered hereby, which amount is less than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement.

(2) Based on the public offering price.

(3) In connection with the Prior Registration Statement, a registration fee of $18,346 was paid in respect of the 7,793,412 shares registered thereunder. Remitted herewith is $443, representing the registration fee for the $4,131,760 of securities registered under this Registration Statement.

In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrant’s Registration Statement on Form S-3 (No. 333-126314) to which this Registration Statement relates.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on the 24th day of January, 2006.

STRATEGIC HOTEL CAPITAL, INC.

By:	/s/ Monte J. Huber
Name:	Monte J. Huber
Title:	Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	January 24, 2006
Laurence S. Geller

*	Chief Financial Officer	January 24, 2006
James E. Mead

/s/ Monte J. Huber	Controller	January 24, 2006
Monte J. Huber	(Principal Accounting Officer)

*	Chairman	January 24, 2006
John C. Deterding

*	Director	January 24, 2006
Robert P. Bowen

	Director	January 24, 2006
Michael W. Brennan

*	Director	January 24, 2006
Robert M. Falzon

	Director	January 24, 2006
Richard L. Fisher

*	Director	January 24, 2006
Thomas A. Hassard

*	Director	January 24, 2006
Jonathan A. Langer

*	Director	January 24, 2006
Robert J. Watson

* By:	/s/ Monte J. Huber
Name:	Monte J. Huber
Title:	Attorney-in-fact

S-1

Exhibit Number	Title
4.1**	Specimen Certificate of Common Stock
5.1+	Opinion of Venable LLP
23.1+	Consent of Deloitte & Touche LLP
23.2+	Consent of Deloitte & Touche LLP
23.4+	Consent of Venable LLP (included in the opinion filed as Exhibit 5.2 to this Registration Statement)
24.1*	Power of Attorney

*	Previously filed in connection with Registration Statement on Form S-3 (No. 333-126314)
**	Filed as an exhibit to Registration Statement on Form S-11 (File No. 333-112846) and incorporated by reference herein
+	Filed herewith